UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

UNITIL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

New Hampshire	1-8858	02-0381573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West
Hampton, New Hampshire		03842-1720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 772-0775

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UTL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2026, Maine Natural Gas Corporation (“Maine Natural”), a natural gas distribution utility subsidiary of Unitil Corporation (the “Company” or the “Registrant”), entered into a Note Purchase Agreement with Lincoln National Reinsurance Company (Barbados) Limited, The Lincoln National Life Insurance Company, and CoBank, ACB (the “Note Purchase Agreement”) pursuant to which it issued and sold $40,000,000 of 5.95% Senior Unsecured Notes, due October 21, 2031 (the “Notes”).

The Note Purchase Agreement and the Notes collectively contain customary representations and warranties, covenants and events of default for a transaction of this type. The Notes may or will become immediately due and payable upon an event of default, as described in the Note Purchase Agreement.

The foregoing summary of the Note Purchase Agreement and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such documents, the executed copies or forms of which are attached hereto as exhibits to this Current Report on Form 8-K.

Certain of the purchasers of the Notes (or their affiliates) are holders of other indebtedness of the Company or its subsidiaries.

Maine Natural plans to use the net proceeds from this long-term financing to refinance existing debt of the Company (on a consolidated basis) and/or for general corporate purposes.

Maine Natural offered the Notes principally to institutional investors in an offering made pursuant to the exemption from registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (“Act”).

The Notes have not been and will not be registered under the Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities laws.

The Company intends this notice to comply with Rule 135c of the Act and, accordingly, this notice does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Note Purchase Agreement and a Note have been attached as exhibits to this Current Report on Form 8-K to provide investors with information regarding their terms. The representations, warranties and covenants contained in such documents were made only for purposes of such documents and as of specific dates, were solely for the benefit of the parties to such documents, and are subject to limitations agreed upon by the parties to such documents. Moreover, the representations and warranties contained in such documents were made for the purpose of allocating contractual risk between the parties to such documents instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to such documents that differ from those applicable to investors generally. Investors (other than the parties to such documents) are not third-party beneficiaries under such documents and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on June 30, 2026, the Company entered into an Amended and Restated Credit Agreement dated as of June 30, 2026 among the following parties (the “Credit Agreement”): the Company; The Bank of Nova Scotia, as agent; and The Bank of Nova Scotia, as lender.

On October 22, 2026, the Company repaid all outstanding amounts under the Credit Agreement, without premium or penalty. The Company may not reborrow any portion of the repaid amounts under the Credit Agreement. The Credit Agreement was scheduled to terminate on June 30, 2027, and all amounts outstanding under its tranche A loan (which related to the Company’s acquisition of Maine Natural Gas Corporation) were due and payable on October 31, 2026 and under its tranche B loan (which related to the Company’s acquisition of Aquarion Water Company of New Hampshire, Inc. (“AWC-NH”) and Abenaki Water Co., Inc. (“Abenaki”)) were due and payable on June 30, 2027. The Credit Agreement had a borrowing limit of $86.0 million with respect to its tranche A loan and $50.0 million with respect to its tranche B loan.

The Credit Agreement generally provided Unitil with the ability to elect from one of two options with respect to interest on outstanding amounts. The Credit Agreement contained customary terms, conditions, restrictions and events of default for credit facilities of this type, including affirmative and negative covenants.

The foregoing summary of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement included as Exhibit 4.3 to this Form 8-K.

Neither Unitil nor any of its controlled affiliates has any material relationship with The Bank of Nova Scotia, other than with respect to (i) the Credit Agreement, (ii) the debt commitment letter dated May 6, 2025 between Unitil and The Bank of Nova Scotia relating to the acquisition of Aquarion Water Company of Massachusetts, Inc. (“AWC-MA”), AWC-NH, and Abenaki, (iii) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of AWC-MA, AWC-NH, and Abenaki, (iv) the debt commitment letter dated March 31, 2025 between the Company and The Bank of Nova Scotia relating to the acquisition of Maine Natural Gas Corporation, a Maine corporation, (vi) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Maine Natural Gas Corporation, (v) the debt commitment letter dated July 8, 2024 between the Company and The Bank of Nova Scotia relating to the acquisition of Bangor Natural Gas Company, a Maine corporation, (vi) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Bangor Natural Gas Company, and (vii) other customary banking and investment banking relationships.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit	Reference (1)

4.1 (2)	Note Purchase Agreement dated October 21, 2026, by and among Maine Natural Gas Corporation and the several purchasers named therein.	Filed herewith

4.2 (3)	5.95% Senior Note, due October 21, 2031, issued by Maine Natural Gas Corporation to Lincoln National Reinsurance Company (Barbados) Limited	Filed herewith

4.3 (2)	Amended and Restated Credit Agreement dated June 30, 2026 among Unitil Corporation, The Bank of Nova Scotia, as agent, and The Bank of Nova Scotia, as lender	Exhibit 4.1 to Form 8-K for June 30, 2026 (SEC File No. 1-8858)

104	Cover Page Interactive Data File (embedded within the Inline XBRL)	Filed herewith

(1)
The exhibits referred to in this column by specific designations and dates have heretofore been filed with or furnished to the Securities and Exchange Commission under such designations and are hereby incorporated by reference.
(2)
In accordance with Item 601(a)(5) of Regulation S-K, this exhibit omits certain of its schedules and exhibits. This exhibit’s table of contents, or the cover page of its omitted schedules and exhibits, includes a brief description of the subject matter of all of its schedules and exhibits, including the omitted schedules and exhibits. The Registrant acknowledges that it must provide a copy of any omitted schedules or exhibits to the Securities and Exchange Commission or its staff upon request.
(3)
This note is substantially identical in all material respects to other notes that are otherwise required to be filed as exhibits, except as to the registered payee of such note, the identifying number of such note, and the principal amount of such note. In accordance with instruction no. 2 to Item 601 of Regulation S-K, the Registrant has filed a copy of only one of such notes, with a schedule identifying the other notes omitted and setting forth the material details in which such notes differ from the note that was filed. The Registrant acknowledges that the Securities and Exchange Commission may at any time in its discretion require filing of copies of any notes so omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

Date:	October 26, 2026	By:	/s/ Daniel J. Hurstak
Senior Vice President, Chief Financial Officer, and Treasurer